                                                                   Exhibit 11.1


            HOME HEALTH CORPORATION OF AMERICA, INC. AND SUBSIDIARIES

                 Computation of Basic and Diluted Loss Per Share

               for the three and nine months ended March 31, 1998

The following calculation is submitted in accordance with the Securities Act of 1934:

                                              Three months ended                       Nine months ended
                                                March 31, 1998                          March 31, 1998
                                    --------------------------------------    -----------------------------------
                                         Basic               Diluted               Basic             Diluted
                                    ---------------    -------------------    ---------------    ----------------
                                                      (in thousands, except per share data)
Net loss available to common
   stockholders                           $(644)                 $(644)          $(22,471)           $(22,471)
                                    ===============    ===================    ===============    ================

Weighted average number of
   common shares outstanding
   during period                          9,193                  9,193              9,167               9,167
Weighted average number of
   common shares subject to
   exercise under outstanding
   stock options and warrants,
   net of treasury shares
   assumed repurchased (a)                    -                     34                  -                   -
                                    ---------------    -------------------    ---------------    ----------------
Weighted average number of
   common shares outstanding              9,193                  9,227              9,167               9,167
                                    ===============    ===================    ===============    ================
Net loss per share                       $(0.07)                $(0.07)            $(2.45)             $(2.45)
                                    ===============    ===================    ===============    ================

(a) No shares were assumed outstanding for the diluted calculation for the nine months ended March 31, 1998 as such shares were anti-dilutive and decreased the loss per share to $2.43.